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                                                                     EXHIBIT 1.1

                                ______ SHARES(1)

                         MARLIN BUSINESS SERVICES CORP.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

                               PURCHASE AGREEMENT

                                                     _____________________, 2003

U. S. BANCORP PIPER JAFFRAY INC.
WILLIAM BLAIR & COMPANY, L.L.C.
 As Representatives of the several
  Underwriters named in Schedule II hereto
c/o U. S. Bancorp Piper Jaffray Inc.
U.S. Bancorp Center
800 Nicollet Mall
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

      Marlin Business Services Corp., a Pennsylvania corporation ("MBSC"), the sole shareholder of Marlin Leasing Corporation, a Delaware corporation ("MLC"), together with the shareholders of MBSC listed in Schedule I hereto (the "Selling Shareholders"), severally propose to sell to the several Underwriters named in
Schedule II hereto (the "Underwriters") an aggregate of shares (the "Firm Shares") of common stock of MBSC, $.01 par value per share (the "Common Stock"). The Firm Shares consist of authorized but unissued shares of Common Stock to be issued and sold by MBSC and outstanding shares of Common Stock to be sold by the Selling Shareholders. MBSC and certain of the Selling Shareholders have also granted to the several Underwriters an option to purchase up to and additional shares of Common Stock, respectively, on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

      MBSC and the Selling Shareholders hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the "Representatives"). Unless otherwise specified herein, or unless the context otherwise requires, MBSC and MLC are collectively referred to herein as "the Company" and references to a

-----------------------
      (1) Plus an option to purchase up to _______ additional shares to cover over-allotments.
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"subsidiary of the Company" or "subsidiaries of the Company" shall be deemed to include all of the direct and indirect subsidiaries of both MBSC and MLC.

      1. REGISTRATION STATEMENT AND PROSPECTUS. A registration statement on Form S-1 (File No. 333-108530) with respect to the Securities, including a preliminary form of prospectus, has been prepared by MBSC in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if MBSC has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, MBSC will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

      If MBSC has elected not to rely upon Rule 430A of the Rules and Regulations, MBSC has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If MBSC has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by MBSC for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by MBSC with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by MBSC for use in connection with the offering of the Securities (whether or not required to be filed by MBSC with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by MBSC for such use. The term "Preliminary Prospectus" as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.


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      2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING
SHAREHOLDERS.

            (a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

                  (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, (A) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof and (B) conformed in all material respects to the requirements of the Act and the Rules and Regulations.

                  (ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

                  (iii) The consolidated financial statements of the Company, together with the related notes, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the consolidated financial condition of the Company as of the dates indicated and the consolidated results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved; and the supporting schedules included in the Registration Statement present

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      fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. To the Company's knowledge, KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, is an independent public accounting firm within the meaning of the Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The pro forma information included in the Registration Statement and Prospectus presents fairly the information presented therein, has been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma information, has been properly prepared and presented on the pro forma basis described therein and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                  (iv) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

                  (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus; (a) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (b) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares issued pursuant to the Reorganization described in the Registration Statement and Prospectus or upon the exercise of outstanding options), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change") or any development involving a prospective Material Adverse Change.

                  (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to

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      which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, the Company reasonably believes, individually or in the aggregate, would result in a Material Adverse Change.

                  (vii) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

                  (viii) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, (ii) the Company's charter or by-laws, or (iii) any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties that would, in the case of (i) and (iii), individually or in the aggregate have a Material Adverse Effect; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by MBSC, except such as may be required under the Act or state securities or blue sky laws; and the Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

                  (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by MBSC have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, or as set forth in the Third Amended and Restated Stockholders Agreement by and among MLC and certain of its stockholders (which agreement shall terminate upon the

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      closing of the sale of the Firm Shares covered by this Agreement) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, (i) except as otherwise described in the Registration Statement and Prospectus, (ii) except for any directors' qualifying shares and (iii) except for the pledge by the Company of shares in certain of its securitization subsidiaries to secure the 11% Subordinated Notes of MLC due March 30, 2006, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, except for subsequent issuances of capital stock pursuant to the Reorganization and the issuance of stock in respect of the exercise of stock options by employees under existing employee benefit plans.

                  (x) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect, except to the extent that such non-compliance therewith would not have a Material Adverse Effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except to the extent that such non-compliance therewith would not have a Material Adverse Effect.

                  (xi) Each subsidiary of the Company that is engaged in the business of insurance or reinsurance (collectively, the "Insurance Subsidiaries") holds such insurance licenses, certificates and permits from governmental authorities as are necessary to the conduct of its business as described in the Prospectus (the "Insurance Licenses"); the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses; except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that would reasonably be expected to result in the revocation, termination or suspension of any Insurance License that would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the Prospectus, no insurance regulatory agency or body has issued, or commenced any

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      proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends by any Insurance Subsidiary to its parent.

                  (xii) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

                  (xiii) The Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries is expected to give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee, in each case except as would not be expected to have a Material Adverse Effect.

                  (xiv) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject.

                  (xv) The Company and its subsidiaries have timely filed all federal, state, local and foreign tax returns required to be filed, which returns are true and correct in all material respects, and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith.

                  (xvi) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by the Company. The Company has not taken and will not take during the offering period (including any time after the effective date of the

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      Registration Statement during which the Underwriters are deemed to be making a public offering), directly or indirectly, any action designed to or which has constituted or which might reasonably expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                  (xvii) The Securities have been approved for listing on the Nasdaq National Market under the symbol "MRLN" upon official notice of issuance and, on the date the Registration Statement became or becomes effective, MBSC's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became or will become effective.

                  (xviii) Other than the subsidiaries of the Company listed in
      Exhibit 21.1 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity except to the extent that the Company or any of its subsidiaries owns capital stock or other equity, ownership or proprietary interests as were received as full or partial payment of delinquent amounts owed to the Company or its subsidiaries in the ordinary course of business.

                  (xix) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has adopted disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that management of the Company reasonably believes will be effective in ensuring that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it will file or submit under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

                  (xx) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xxi) Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

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                  (xxii) The Company carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

                  (xxiii) None of the Directed Stock Participants (as defined below) are residents of any jurisdiction outside the United States.

                  (xxiv) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  (xxv) There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith.

                  (xxvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an officer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. "FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

                  (xxvii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                  (xxviii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                  (xxix) All offers and sales of securities of the Company prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and the 1933 Act Regulations and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

                  (xxx) No transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any of the Company's officers, directors or 5% shareholders or any affiliate or affiliates of any such officer, director or 5% shareholders that is required to be described in and is not described in the Registration Statement and the Prospectus.

                  (xxxi) As of or immediately prior to the Closing Date, the transactions described in the Registration Statement and Prospectus under the heading "Reorganization" shall have become effective in all respects as described therein including, without limitation, the following transactions: (i) the conversion of all shares of Class A, Class C and Class D Convertible Preferred Stock into shares of Class A common stock of MLC, (ii) the cashless exercise of all warrants to purchase shares of Class A common stock of MLC, (iii) the cashless exercise of all warrants to purchase Class B common stock of MLC and the simultaneous conversion of all such shares of Class B common stock into shares of Class A common stock of MLC, (iv) the consummation of a forward stock split of MLC's Class A common stock on a 1.4 to 1 basis, (v) the exchange of all outstanding options to purchase shares of Class A common stock of MLC under MLC's 1997 Equity Compensation Plan for options to purchase shares of MBSC's common stock pursuant to the Company's 2003 Equity Compensation Plan and (vi) following completion of the transactions referred to in (i),
      (ii) (iii) and (iv), the merger of a subsidiary of MBSC with and into MLC and the exchange of one share of MBSC's common stock for each share of MLC's Class A common stock, with the result that MLC will have become a direct, wholly-owned subsidiary of MBSC (the "Merger" and collectively with the transactions referred to in (i), (ii), (iii) (iv) and (v), the "Reorganization"). The Merger shall have qualified as a tax free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

            (b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters as follows:

                  (i) Such Selling Shareholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, valid and marketable title to the Securities to be sold by such Selling Shareholder, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. Such Selling Shareholder is selling the Securities to be sold by such Selling Shareholder for such Selling Shareholder's own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by such Selling Shareholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

                  (ii) Such Selling Shareholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement ("Custody Agreement"), which Custody Agreement is a valid and binding obligation of such Selling Shareholder, to MLC, as Custodian (the "Custodian"); pursuant to the Custody Agreement the Selling Shareholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by such Selling Shareholder; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

                  (iii) Such Selling Shareholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder; and such Selling Shareholder has duly authorized, executed and delivered to Daniel P. Dyer and George D. Pelose, as attorneys-in-fact (the "Attorneys-in-Fact"), an irrevocable power of attorney (a "Power of Attorney") authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by such Selling Shareholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

                  (iv) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and each constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any material agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, regulation, order or decree applicable to such Selling Shareholder except where any such breach or violation would not, individually or in the aggregate, materially impair such Selling Shareholder's ability to meet its obligations under this Agreement; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Shareholder, except such as may be required under the Act or state securities laws or blue sky laws.

                  (v) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus or the Prospectus or other materials permitted by the Act to be distributed by such Selling Shareholder.

                  (vi) Other than as contemplated by this Agreement and except as disclosed in the Registration Statement and Prospectus, there is no broker, finder or other party that is entitled to receive from such Selling Shareholder any brokerage or finder's fee or any other fee, commission or payment as a result of the transactions contemplated by this Agreement.

                  (vii) Such Selling Shareholder has reviewed the Registration Statement and the Prospectus and neither the Registration Statement nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading regarding such Selling Shareholder but only to the extent that any statements in or omissions from the Registration Statement or the Prospectus are based on written information furnished to the Company by such Selling Shareholder under the caption "Principal and Selling Shareholders" specifically for use therein.

            (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Shareholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

      3. PURCHASE, SALE AND DELIVERY OF SECURITIES.

            (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, MBSC
agrees to issue and sell       Firm Shares, and each Selling Shareholder agrees,
severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from MBSC and the Selling Shareholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase
price for each Firm Share shall be $      per share. The obligation of each
Underwriter to each of MBSC and the Selling Shareholders shall be to purchase from each of MBSC and the Selling Shareholders that number of Firm Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of MBSC and the Selling Shareholders pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

            It is understood that      shares of the Firm Shares ("Directed
Stock") will initially be reserved by the Underwriters for offer and sale to employees and persons having relationships with the Company or its employees ("Directed Stock Participants") upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers ("Directed Stock Program"). Under no circumstance will the Representatives or any Underwriter be liable to the Company or to any Directed Stock Participant for any action taken or omitted to be taken in good faith in connection with such Directed Stock Program. To the extent that any shares of Directed Stock are not affirmatively reconfirmed for purchase by any Directed Stock Participant on or immediately after the date of this Agreement, such Directed Stock may be offered to the public as part of the public offering contemplated hereby.

            The Firm Shares will be delivered by MBSC and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of MBSC and the Custodian, as appropriate, at the offices of U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to MBSC and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

            (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the
Company, with respect to       of the Option Shares, and certain of the
Selling Shareholders, with respect to the number of Option Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto, hereby grant to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company and to the Attorneys-in-Fact setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date", respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. If the option is exercised, the obligation of each Underwriter shall be to purchase from the Selling Shareholders granting an option to purchase the
Option Shares, on a pro rata basis up to       Option Shares, that number of
Option Shares (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion that the number of Option Shares granted by each such Selling Shareholder bears to the total number of Option Shares granted by all such Selling Shareholders, and, to the extent the option to purchase
Option Shares exceeds      , from MBSC up to an aggregate of        Option
Shares. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

            The Option Shares will be delivered by the Custodian and MBSC, as appropriate, to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Custodian or MBSC, as appropriate, at the offices of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

            (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to MBSC or the Selling Shareholders, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Shareholder.

      4. COVENANTS.

            (a) The Company covenants and agrees with the several Underwriters as follows:

                  (i) If the Registration Statement has not already been declared effective by the Commission, MBSC will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; MBSC will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if MBSC has elected to rely on Rule 430A of the Rules and Regulations, MBSC will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if MBSC has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, MBSC will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); MBSC will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your opinion, are necessary in connection with the distribution of the Securities by the Underwriters; and MBSC will not file any amendment or supplement to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to MBSC after having been furnished a copy a reasonable time prior to the filing.

                  (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                  (iv) The Company will furnish to the Underwriters and counsel for the Underwriters, without charge, copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

                  (v) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the Shareholders of MBSC and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., the Nasdaq Stock Market or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

                  (vi) MBSC will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                  (vii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all reasonable expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate or are necessary to distribute the Directed Stock, (D) the fees and expenses of any transfer agent or registrar, (E) all filing fees and reasonable fees and disbursements of the Underwriters' counsel incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, and (G) all other reasonable costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled, the Company agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall in no event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

                  (viii) MBSC will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will report the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

                  (ix) Neither the Company nor any subsidiary will, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., from the date of execution of this Agreement and continuing to and including the date which is 180 days after the date of the Prospectus (the "Lock-Up Period"), (i) offer, pledge, sell, assign, encumber, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, nothing herein shall prohibit (A) sales to the Underwriters pursuant to this Agreement, (B) sales by the Company in connection with the exercise of options granted or the granting of options
      to purchase up to an additional       shares of Common Stock under the
      2003 Equity Compensation Plan, (C) the exchange of shares of MLC Class A Common Stock for shares of the Common Stock in connection with the Merger immediately prior to the First Closing Date or (D) the issuance of shares of Common Stock in connection with the Reorganization. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

                  (x) The Company either has caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of the Company's directors and officers previously identified by you in writing stating that such person agrees that he or she will not, without the prior written consent of U.S. Bancorp Piper Jaffray Inc., from the date the Prospectus to and concluding the date that is 180 days after the date of the Prospectus, (i) offer, pledge, sell, assign, encumber, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (the "Lock-Up Agreements"), subject to such exceptions thereto and other provisions thereof as are specified in the Lock-Up Agreements. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

                  (xi) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of MBSC to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

                  (xii) The Company will not incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xiii) In connection with the Directed Stock Program, to ensure that the Directed Stock will be restricted to the extent required by the National Association of Securities Dealers or the rules of such association from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement, the Company will direct the transfer agent to place stop-transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Stock, the Company agrees to reimburse the Underwriters for any reasonable expense (including, without limitation, legal expenses) they incur with such release.

                  (xiv) MBSC will file with the Commission such periodic and special reports as required by the Rules and Regulations.

                  (xv) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those contemplated by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities. The Company and its subsidiaries will comply with all other applicable provisions of the Sarbanes-Oxley Act.

            (b) Each Selling Shareholder severally covenants and agrees with the several Underwriters as follows:

                  (i) Without limiting any reimbursement right which the Selling Shareholders may have from the Company, such Selling Shareholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by such Selling Shareholder and the fees of such Selling Shareholder's counsel.

                  (ii) The Securities to be sold by such Selling Shareholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of such Selling Shareholder, are subject to the interest of the several Underwriters; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of such Selling Shareholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of such Selling Shareholder, by operation of law, whether by the liquidation, dissolution or merger of such Selling Shareholder, by the death of such Selling Shareholder, or by the occurrence of any other event. If any Selling Shareholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

                  (iii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of MBSC to facilitate the sale or resale of the Securities.

                  (iv) Such Selling Shareholder shall immediately notify you if any event occurs, or of any change in information relating to such Selling Shareholder, which results in the Prospectus (as supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that any statements in or omissions from the Prospectus are based on written information furnished to the Company by such Selling Shareholder under the caption "Principal and Selling Shareholders" specifically for use therein.

      5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at each such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

            (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

            (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

            (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

            (d) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded to any securities issued in connection with any of the Company's fixed-rate, term note securitization facilities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such securities;

            (e) On each Closing Date, there shall have been furnished to you, as
Representatives of the several Underwriters, the opinion of            , counsel
for the Company, dated such Closing Date and addressed to you, to the effect that:

                  (i) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or other entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect.

                  (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. To such counsel's knowledge, except as described in the Registration Statement and Prospectus neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  (iii) All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, to such counsel's knowledge, except as otherwise described in the Registration Statement and Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. To such counsel's knowledge, except as described in the Registration Statement and Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary any shares of the capital stock of the Company or any subsidiary of the Company.

                  (iv) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                  (v) The descriptions in the Registration Statement and Prospectus of statutes, regulations, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

                  (vi) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of each of them enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company is a party or by which either is bound or to which any of their respective property is subject, the charter or by-laws of the Company, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by MBSC, except such as may be required under the Act or state securities laws.

                  (vii) The agreement among MBSC, MLC and MRLN Acquisition Sub, Inc. dated as of August 27, 2003 (the "Merger Agreement"), was duly authorized, executed and delivered by each of MBSC and MLC and constitutes a valid, legal and binding obligation of each of them enforceable in accordance with its terms; the execution, delivery and performance of the Merger Agreement and the consummation of the transactions therein contemplated did not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which MBSC or MLC is or was a party or by which either is or was bound or to which any of their respective property is or was subject, the charter or by-laws of either MBSC or MLC, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over MBSC or MLC or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body was required for the execution, delivery and performance of the Merger Agreement or for the consummation of the transactions contemplated thereby, including the issuance or sale of Common Stock by MBSC as required thereby, except for the filing of articles of merger with the Secretary of State for the State of Pennsylvania, which filing was duly and properly made.

                  (viii)The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

            In rendering such opinion such counsel may rely (i) as to matters of law other than Pennsylvania and federal law and matters arising under the Delaware General Corporation Law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company and its subsidiaries provided that the extent of such reliance is specified in such opinion.

            (f) On each Closing Date, there shall have been furnished to you, as
Representatives of the several Underwriters, the opinion of           , counsel
for the Selling Shareholders, dated such Closing Date and addressed to you, substantially to the [COLLECTIVE](2) effect that:

                  (i) Each of the Selling Shareholders is the sole record and beneficial owner of the Securities to be sold by such Selling Shareholder and delivery of the certificates for the Securities to be sold by each Selling Shareholder pursuant to this Agreement, upon payment therefor by the Underwriters, will pass marketable title to such Securities to the Underwriters and the Underwriters will acquire all the rights of such


-------------
     2      If more than one counsel.

      Selling Shareholder in the Securities (assuming the Underwriters have no knowledge of an adverse claim), free and clear of any security interests, claims, liens or other encumbrances.

                  (ii) Each of the Selling Shareholders has the power and authority to enter into the Custody Agreement, the Power of Attorney and this Agreement and to perform and discharge such Selling Shareholder's obligations thereunder and hereunder; and this Agreement, the Custody Agreements and the Powers of Attorney have been duly and validly authorized, executed and delivered by (or by the Attorneys-in-Fact, or either of them, on behalf of) the Selling Shareholders and are valid and binding agreements of the Selling Shareholders, enforceable in accordance with their respective terms (except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity).

                  (iii) The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, or any agreement or instrument known to such counsel to which such Selling Shareholder is a party or by which such Selling Shareholder is bound or to which any of its property is subject, any such Selling Shareholder's charter, by-laws or other governing document, or any order or decree known to such counsel of any court or government agency or body having jurisdiction over such Selling Shareholder or any of its respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by such Selling Shareholder, except such as may be required under the Act or state securities laws or blue sky laws.

            In rendering such opinion such counsel may rely (i) as to matters of law other than [INSERT APPROPRIATE JURISDICTIONS] and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Selling Shareholders provided that the extent of such reliance is specified in such opinion.

            (g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Sidley Austin Brown & Wood LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of MBSC, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters. In rendering such opinion, Sidley Austin Brown & Wood LLP may rely, as to the incorporation of MBSC, on the opinion of referred to above.

            (h) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

            (i) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

                  (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

                  (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might reasonably result in any Material Adverse Change.

            (j) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Shareholders or either of such Selling Shareholders' Attorneys-in-Fact to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Shareholder has complied with all the agreements and satisfied all the conditions on such Selling Shareholder's part to be performed or satisfied at or prior to such Closing Date.

            (k) No Underwriter shall have notice of an adverse claim on the Securities within the meaning of Section 8-105 of the Uniform Commercial Code.

            (l) Each Selling Shareholder shall have delivered to you, as Representatives of the several Underwriters, a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury department regulations in lieu thereof).

            (m) The Company shall have furnished to you, as Representatives of the several Underwriters, and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

            All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

      6. INDEMNIFICATION AND CONTRIBUTION.

            (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, joint or several, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any

Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; further provided, however, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any loss, claim, liability or expense purchased shares if copies of the Prospectus were timely delivered to the Underwriter pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of shares to such Person and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, liability, damage or expense.

            In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the Company, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by ____________________ (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

            (b) Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, joint or several, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Selling Shareholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholders under the caption "Principal and Selling Shareholders" specifically for use in the preparation thereof; further provided, however, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any loss, claim, liability or expense purchased shares if copies of the Prospectus were timely delivered to the Underwriter pursuant to this Agreement and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of shares to such Person and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, liability, damage or expense; and further provided, however, that in no event shall any Selling Shareholder be liable under the provisions of this
Section 6 for any amount in excess of the aggregate amount of proceeds after underwriting commissions and discounts which such Selling Shareholder received from the sale of the Securities pursuant to this Agreement.

            (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company and the Selling Shareholders may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the

Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company or any such Selling Shareholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

            In addition to their other obligations under this Section 6(c), the Underwriters, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceedings arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(c), they will reimburse the Company on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the respective recipient of such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Underwriters may otherwise have. Notwithstanding the provisions of this Section 6(c), to the extent any claim, action, investigation, inquiry or other proceeding referred to in the first sentence of this paragraph is accompanied by, is a part of or is in connection with one or more claims, actions, investigations, inquiries or other proceedings contemplated by Section 6(a), the interim payment provisions of the second paragraph of Section 6(a) shall control and this paragraph shall not apply.

            (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

            (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and the liability under this subsection (e) of each Selling Shareholder shall be limited to an amount equal to the aggregate amount of proceeds after underwriting commissions and discounts such Selling Shareholder received from the sale of securities pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company and the Selling Shareholders under this Section 6 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act.

            (g) The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

            (h) In connection with the offer and sale of the Directed Stock, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Directed Stock Participants to affirmatively reconfirm the Directed Stock for purchase as of the date of this Agreement or to pay for and accept delivery of the Directed Stock by the end of the First Closing Date.

      7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Company and the Selling Shareholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Shareholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or any Selling Shareholders or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

      8. SUBSTITUTION OF UNDERWRITERS.

            (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

            (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination none of the Company nor any Selling Shareholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Shareholders (except to the extent provided in Section 6 hereof).

            If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8.

      9. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION.

            (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of
Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

            (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in
Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligations hereunder is not fulfilled, (iii) trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the

Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or
(vi) there shall have occurred any outbreak or escalation of hostilities between the United States and any foreign power or terrorist organization or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

            (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Shareholders, shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and an Attorney-in-Fact, on behalf of the Selling Shareholders, shall be notified by the Company by telephone, confirmed by letter.

      10. DEFAULT BY ONE OR MORE OF THE SELLING SHAREHOLDERS OR THE COMPANY. If
(a) one or more of the Selling Shareholders shall fail at the First Closing Date to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder and (b) the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Securities to be sold by all Selling Shareholders as set forth in Schedule I and (c) the Securities that such Selling Shareholder(s) failed to sell and deliver constitute in excess of [ ] percent of the total number of Securities to be purchased by the Underwriters hereunder (not including Option Shares), then the Underwriters may at your option, by notice from you to the Company and the non-defaulting Selling Shareholders, either (x) terminate this Agreement without any liability on the part of any non-defaulting party or (y) elect to purchase the Securities which MBSC and the non-defaulting Selling Shareholders have agreed to sell hereunder.

            In the event of a default by any Selling Shareholder as referred to in this Section, either you or the Company or, by joint action only, the non-defaulting Selling Shareholders shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

            If MBSC shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

            No action taken pursuant to this Section shall relieve the Company or any Selling Shareholders so defaulting from liability, if any, in respect of such default.

      11. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered by hand to the Representatives c/o U. S. Bancorp Piper Jaffray Inc., U.S. Bancorp Center, 800 Nicollet Mall, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such

Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 124 Gaither Drive, Suite 170, Mount Laurel, New Jersey 08054, Attention: Mr. Daniel P. Dyer; if to any of the Selling Shareholders, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.


                            [Signature Page Follows]

            Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, the Selling Shareholders and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    MARLIN BUSINESS SERVICES CORP.

                                    By _______________________________________
                                                [TITLE]

                                    MARLIN LEASING CORPORATION

                                    By _______________________________________
                                                [TITLE]

                                    SELLING SHAREHOLDERS

                                    By _______________________________________
                                          Attorney-in-Fact


Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule II
hereto.

U.S. BANCORP PIPER JAFFRAY INC.


By__________________________________
       Managing Director

                                   SCHEDULE I

                              Selling Shareholders

                                        Number of           Maximum Number of
                                       Firm Shares            Option Shares
Name                                   to be Sold           Subject to Option
                                       -----------          -----------------


                                       -----------          -----------------
Total. . . . . . . . .
                                       ===========          =================

                                   SCHEDULE II

Underwriter                                     Number of Firm Shares (1)
-----------                                     -------------------------
U.S. Bancorp Piper Jaffray Inc.
William Blair & Company, L.L.C.





                                                     ---------------
Total. . . . . . . . . . . . . . . . .
                                                     ===============

-----------------

(1) The Underwriters may purchase up to an additional ------ Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.